Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Delivers Record Fourth Quarter and Full Year 2023 Revenue and EPS
Reiterates Full Year 2024 Revenue Growth of 3% to 5%
____________________

BROOMFIELD, COLORADO — February 15, 2024 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its fourth quarter and full year 2023 financial results.

“We delivered a record year for Crocs Inc. capped off by a strong fourth quarter that exceeded expectations across all metrics. Revenues of nearly $4 billion grew over 11% underpinned by industry-leading operating margins and double-digit earnings per share growth. Crocs Brand grew across all regions and channels, highlighting the power of our strategy and disciplined execution. We made good progress in the fourth quarter towards returning our HEYDUDE Brand to a pull-market position resulting in improved gross margins and healthy inventory levels exiting the year," said Andrew Rees, Chief Executive Officer. "We are starting off 2024 from a position of strength and taking the opportunity to reinvest into several key strategic areas as we continue to lay the foundation for durable market share gains.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Fourth Quarter 2023 Operating Results
•Revenues were $960 million, an increase of 1.6% from the same period last year, or 1.5% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 6.8% and wholesale revenues contracted 4.6%. By brand, Crocs revenues were $732 million, an increase of 10.0% from the same period last year, or 9.9% on a constant currency basis. HEYDUDE revenues were $228 million, a decrease of 18.5% from the same period last year, or 18.7% on a constant currency basis.
•Gross margin was 55.3% compared to 52.5% in the prior year. Adjusted gross margin improved 240 basis points to 55.7% compared to 53.3% in the same period last year.
•Selling, general, and administrative expenses ("SG&A") of $321 million increased from $276 million in the same period last year, and SG&A as a percent of revenues rose to 33.5% from 29.2% in prior year. Adjusted SG&A increased to 31.6% of revenues versus 27.3% for the same period last year.
•Income from operations decreased 4.8% to $210 million and operating margin fell to 21.8%, compared to 23.3% for the same period last year. Adjusted income from operations fell 6.0% to $231 million and adjusted operating margin fell to 24.1% from 26.0%.
•Diluted earnings per share were $4.16 as compared to $2.20 for the same period last year due to an increased tax benefit. Adjusted diluted earnings per share decreased 2.6% to $2.58 compared to $2.65 for the same period last year.
•During the quarter $277 million of debt was repaid, and we reduced gross leverage to 1.5x and net leverage to 1.3x. We repurchased approximately 0.3 million shares for $25 million at an average share price of $86.34. At year end, $875 million of share repurchase authorization remained available for future repurchases.

2023 Operating Results
•Record revenues of nearly $4.0 billion increased 11.5%, or 12.0% on a constant currency basis, over 2022.
•Gross margin of 55.8% increased 350 basis points compared to 52.3% last year. Adjusted gross margin of 56.5% rose 210 basis points from last year.
•SG&A expenses of $1,173 million increased from $1,010 million last year and as a percent of revenues increased by 120 basis points to 29.6%. Adjusted SG&A increased to 28.7% of revenues versus 26.7% last year.
•Income from operations increased 21.9% to $1,037 million from $851 million last year. Operating margin increased 230 basis points to 26.2% from 23.9% compared to last year. Adjusted income from operations increased 11.4% to $1,099 million and adjusted operating margin was flat at 27.7% compared to last year.
•Diluted earnings per share increased 46.8% to $12.79 per share. Adjusted diluted earnings per share increased 10.2% to $12.03, which excludes the fourth-quarter tax benefit.

2023 Brand Summary
•Crocs Brand: Revenues increased 13.3%, or 14.0% on a constant currency basis, to $3.0 billion. Wholesale revenues increased 8.4%, or 9.3% on a constant currency basis. DTC revenues rose 18.5%, or 19.0% on a constant currency basis.
◦North America: Revenues of $1.8 billion increased 8.1%, or 8.3% on a constant currency basis.
◦International: Revenues of $1.2 billion increased 21.7%, or 23.2% on a constant currency basis.
•HEYDUDE Brand: Revenues increased 6.0% to $949 million. Wholesale revenues decreased 1.3% and DTC revenues increased 18.9%. Including the period prior to the acquisition in February 2022, revenues contracted 3.7%.

Balance Sheet and Cash Flow
•Cash and cash equivalents were $149 million as of December 31, 2023, down from $192 million as of December 31, 2022.
•Inventories decreased 18.3% to $385 million as of December 31, 2023 compared to $472 million as of December 31, 2022.
•Cash provided by operating activities rose 54.3% to $930 million during 2023 compared to $603 million during 2022.
•Capital expenditures were $116 million during 2023 compared to $104 million during 2022.
•Borrowings as of December 31, 2023 were $1.66 billion, compared to $2.32 billion as of December 31, 2022, as we repaid $666 million of debt in 2023. Our liquidity position remains strong with $149 million in cash and cash equivalents and $570 million in available borrowing capacity as of December 31, 2023.

Financial Outlook
First Quarter 2024
With respect to the first quarter of 2024, we expect:
•Revenues to be down 1.5% to up 0.5% compared to first quarter 2023
◦Crocs Brand to grow 6% to 8% compared to first quarter 2023
◦HEYDUDE Brand to contract 23% to 20% compared to first quarter 2023
•Adjusted operating margin of approximately 22%
•Adjusted diluted earnings per share of $2.15 to $2.25

Full Year 2024
With respect to 2024, we continue to expect:
•Revenue growth of 3% to 5% compared to 2023 at currency rates as of December 31, 2023
◦Revenues for the Crocs Brand to grow 4% to 6%
◦Revenues for the HEYDUDE Brand flat to slightly up
•Adjusted operating margin of approximately 25%

•Non-GAAP adjustments of approximately $10 million primarily related to HEYDUDE’s distribution and logistics project, impacting cost of goods sold
•Combined GAAP tax rate of approximately 21.5% and Non-GAAP effective tax rate of approximately 18%
•Adjusted diluted earnings per share of $12.05 to $12.50. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases
•Capital expenditures of approximately $120 to $130 million
Segment Reporting Change

In the fourth quarter of 2023, to reflect changes in the way management evaluates performance, makes operating decisions, and allocates resources, we updated our reportable operating segments to be (i) Crocs Brand and (ii) HEYDUDE Brand. Our ‘North America,’ ‘Asia Pacific,’ and ‘EMEALA’ segments as well as revenues and expenses related to Crocs ‘Brand corporate’ have been consolidated to the ‘Crocs Brand.’ Please refer to our Form 10-K for more detailed information.

Conference Call Information:
A conference call to discuss fourth quarter and full year 2023 results is scheduled for today, February 15, 2024, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through February 15, 2025 at this site.

About Crocs, Inc.:
Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements:
This press release includes estimates, projections, and statements relating to our plans, commitments, objectives, and expectations that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, cost inflation, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, margins, non-GAAP adjustments, tax rate, earnings per share, debt ratios and capital expenditures, share repurchases, the acquisition of HEYDUDE and benefits thereof, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding first quarter and full year 2024 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our expectations regarding supply chain disruptions; cost inflation; current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 15, 2024. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$960,097	$945,162	$3,962,347	$3,554,985
Cost of sales	429,400	448,839	1,752,337	1,694,703
Gross profit	530,697	496,323	2,210,010	1,860,282
Selling, general and administrative expenses	321,183	276,271	1,173,227	1,009,526
Income from operations	209,514	220,052	1,036,783	850,756
Foreign currency gains (losses), net	382	4,343	(1,240)	3,228
Interest income	1,181	801	2,406	1,020
Interest expense	(36,444)	(49,801)	(161,351)	(136,158)
Other income (expense), net	(774)	174	(326)	(338)
Income before income taxes	173,859	175,569	876,272	718,508
Income tax expense (benefit)	(79,727)	37,834	83,706	178,349
Net income	$253,586	$137,735	$792,566	$540,159
Net income per common share:
Basic	$4.19	$2.23	$12.91	$8.82
Diluted	$4.16	$2.20	$12.79	$8.71
Weighted average common shares outstanding:
Basic	60,543	61,747	61,386	61,220
Diluted	60,977	62,501	61,952	62,006

Gross margin	55.3%	52.5%	55.8%	52.3%
Operating margin	21.8%	23.3%	26.2%	23.9%
Selling, general and administrative expenses as a percentage of revenues	33.5%	29.2%	29.6%	28.4%

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$149,288	$191,629
Restricted cash — current	2	2
Accounts receivable, net of allowances of $27,591 and $24,493, respectively	305,747	295,594
Inventories	385,054	471,551
Income taxes receivable	4,413	14,752
Other receivables	21,071	18,842
Prepaid expenses and other assets	45,129	33,605
Total current assets	910,704	1,025,975
Property and equipment, net	238,315	181,529
Intangible assets, net	1,792,562	1,800,167
Goodwill	711,588	714,814
Deferred tax assets, net	667,972	528,278
Restricted cash	3,807	3,254
Right-of-use assets	287,440	239,905
Other assets	31,446	7,875
Total assets	$4,643,834	$4,501,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$260,978	$230,821
Accrued expenses and other liabilities	285,771	239,424
Income taxes payable	65,952	89,211
Current borrowings	23,328	24,362
Current operating lease liabilities	62,267	57,456
Total current liabilities	698,296	641,274
Deferred tax liabilities, net	12,912	302,030
Long-term income taxes payable	565,171	224,837
Long-term borrowings	1,640,996	2,298,027
Long-term operating lease liabilities	269,769	215,119
Other liabilities	2,767	2,579
Total liabilities	3,189,911	3,683,866
Stockholders’ equity:
Common stock, par value $0.001 per share, 110.1 million and 109.5 million issued, 60.5 million and 61.7 million shares outstanding, respectively	110	110
Treasury stock, at cost, 49.6 million and 47.7 million shares, respectively	(1,888,869)	(1,695,501)
Additional paid-in capital	826,685	797,614
Retained earnings	2,611,765	1,819,199
Accumulated other comprehensive loss	(95,768)	(103,491)
Total stockholders’ equity	1,453,923	817,931
Total liabilities and stockholders’ equity	$4,643,834	$4,501,797

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$792,566	$540,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,304	39,229
Loss on disposal of assets	419	9,063
Operating lease cost	79,543	66,012
Inventory donations	2,078	2,770
Provision (recovery) for doubtful accounts, net	3,568	1,101
Share-based compensation	29,072	31,303
Asset impairments	9,287	—
Deferred taxes	(410,319)	(4,760)
Other non-cash items	3,401	9,947
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable, net of allowances	(13,317)	(56,766)
Inventories	86,350	(91,614)
Prepaid expenses and other assets	(31,839)	(14,435)
Accounts payable	37,197	41,701
Accrued expenses and other liabilities	46,695	38,629
Right-of-use assets and operating lease liabilities	(75,107)	(63,355)
Income taxes	316,546	54,158
Cash provided by operating activities	930,444	603,142
Cash flows from investing activities:
Purchases of property, equipment, and software	(115,625)	(104,190)
Acquisition of HEYDUDE, net of cash acquired	—	(2,046,881)
Other	(46)	(20)
Cash used in investing activities	(115,671)	(2,151,091)
Cash flows from financing activities:
Proceeds from bank borrowings	257,905	2,169,898
Repayments of bank borrowings	(923,703)	(575,285)
Deferred debt issuance costs	(1,736)	(53,596)
Repurchases of common stock	(175,019)	—
Repurchases of common stock for tax withholding	(17,086)	(11,477)
Other	—	119
Cash provided by (used in) financing activities	(859,639)	1,529,659
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,078	(3,750)
Net change in cash, cash equivalents, and restricted cash	(41,788)	(22,040)
Cash, cash equivalents, and restricted cash — beginning of year	194,885	216,925
Cash, cash equivalents, and restricted cash — end of year	$153,097	$194,885

Cash paid for interest	$151,621	$127,809
Cash paid for income taxes	179,721	130,084
Cash paid for operating leases	74,729	62,852
Right-of-use assets obtained in exchange for operating lease liabilities, net of terminations	120,865	137,554
Accrued purchases of property, equipment, and software	7,668	18,245
Share issuance at Acquisition	—	270,396

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP selling,general and administrative expenses as a percent of revenues by brand,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP operating margin by brand,” "Non-GAAP tax rate," "Non-GAAP diluted net income per common share," “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” “Non-GAAP basic and diluted net income per common share," and “net leverage” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP income from operations,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “net leverage.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations, such as costs related to the acquisition and integration of HEYDUDE and other costs that are expected to be non-recurring in nature.

Non-GAAP income from operations, Non-GAAP operating margin, and Non-GAAP operating margin by brand reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a useful basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a useful basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes net leverage is a useful performance measure for investors because it allows for a direct comparison of this measure between periods and is reflective of outstanding borrowings after using all available cash and cash equivalents to reduce borrowings.

For the three and twelve months ended December 31, 2023, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$960,097	$945,162	$3,962,347	$3,554,985

GAAP gross profit	$530,697	$496,323	$2,210,010	$1,860,282
Distribution centers (1)	3,667	6,162	27,331	11,058
HEYDUDE inventory fair value step-up (2)	—	—	—	62,238
Inventory reserve in Russia (3)	—	(590)	—	(390)
Other	—	1,930	—	1,930
Total adjustments	3,667	7,502	27,331	74,836
Non-GAAP gross profit	$534,364	$503,825	$2,237,341	$1,935,118

GAAP gross margin	55.3%	52.5%	55.8%	52.3%
Non-GAAP gross margin	55.7%	53.3%	56.5%	54.4%
(1) Represents expenses, including expansion costs and duplicate rent costs, primarily related to our distribution centers in Dayton, Ohio, Dordrecht, the Netherlands, and Las Vegas, Nevada.
(2) Primarily represents a step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents the net impact of an inventory reserve expense in our Crocs Brand segment associated with the shutdown of our direct operations in Russia.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
GAAP Crocs Brand gross margin	59.4%	55.3%	60.0%	56.3%
Non-GAAP adjustments:
Distribution centers (1)	0.1%	0.9%	0.2%	0.4%
Inventory reserve in Russia (2)	—%	(0.1)%	—%	less than 1%
Non-GAAP Crocs Brand gross margin	59.5%	56.1%	60.2%	56.7%
(1) Represents expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Represents the net impact of an inventory reserve expense in our Crocs Brand segment associated with the shutdown of our direct operations in Russia.

HEYDUDE Brand:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
GAAP HEYDUDE Brand gross margin (1)	44.3%	46.4%	44.0%	40.8%
Non-GAAP adjustments:
Distribution centers (2)	1.2%	0.1%	2.2%	less than 0.1%
Inventory fair value step-up (3)	—%	—%	—%	6.9%
Other	—%	0.7%	—%	0.2%
Non-GAAP HEYDUDE Brand gross margin (1)	45.5%	47.2%	46.2%	48.0%
(1) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new reportable operating segment. Therefore, the amounts shown above for the year ended December 31, 2022 represents results during the partial period from the acquisition date of February 17, 2022 through December 31, 2022.
(2) Represents a step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents expenses related to our distribution center in Las Vegas, Nevada.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$960,097	$945,162	$3,962,347	$3,554,985

GAAP selling, general and administrative expenses	$321,183	$276,271	$1,173,227	$1,009,526
Headquarters relocation (1)	(9,992)	(973)	(13,161)	(3,348)
Information technology project discontinuation	—	—	(4,119)	—
HEYDUDE acquisition and integration costs (2)	(1,064)	(4,992)	(3,025)	(38,197)
Impact of shutdown of Russia direct operations (3)	—	(8,489)	—	(14,286)
Other (4)	(6,861)	(3,782)	(14,218)	(4,909)
Total adjustments	(17,917)	(18,236)	(34,523)	(60,740)
Non-GAAP selling, general and administrative expenses (5)	$303,266	$258,035	$1,138,704	$948,786

GAAP selling, general and administrative expenses as a percent of revenues	33.5%	29.2%	29.6%	28.4%
Non-GAAP selling, general and administrative expenses as a percent of revenues	31.6%	27.3%	28.7%	26.7%
(1) Represents a $9.3 million impairment in the three months ended December 31, 2023 to our former corporate headquarters and the related long-lived assets, as well as the duplicate rent costs associated with our move to a new headquarters.
(2) Represents costs related to the integration of HEYDUDE in the year ended December 31, 2023, and costs related to the acquisition and integration of HEYDUDE in the partial period from acquisition date of February 17, 2022 through December 31, 2022.
(3) Represents various costs in the prior year associated with the shutdown of our direct operations in Russia, including the recognition of cumulative translation adjustments into earnings, severance, and lease exit costs and penalties.
(4) Includes various restructuring costs, as well as costs associated with the implementation of a new enterprise resource planning system.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$960,097	$945,162	$3,962,347	$3,554,985

GAAP income from operations	$209,514	$220,052	$1,036,783	$850,756
Non-GAAP gross profit adjustments (1)	3,667	7,502	27,331	74,836
Non-GAAP selling, general and administrative expenses adjustments (2)	17,917	18,236	34,523	60,740
Non-GAAP income from operations	$231,098	$245,790	$1,098,637	$986,332

GAAP operating margin	21.8%	23.3%	26.2%	23.9%
Non-GAAP operating margin	24.1%	26.0%	27.7%	27.7%
(1) See ‘Non-GAAP gross profit and gross margin reconciliation’ above for more details.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
GAAP income from operations	$209,514	$220,052	$1,036,783	$850,756
GAAP income before income taxes	173,859	175,569	876,272	718,508

Non-GAAP income from operations (1)	$231,098	$245,790	$1,098,637	$986,332
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	382	4,343	(1,240)	3,228
Interest income	1,181	801	2,406	1,020
Interest expense	(36,444)	(49,801)	(161,351)	(136,158)
Other income (expense), net	(774)	174	(326)	(338)
Non-GAAP income before income taxes	$195,443	$201,307	$938,126	$854,084

GAAP income tax expense (benefit)	$(79,727)	$37,834	$83,706	$178,349
Tax effect of non-GAAP operating adjustments	5,515	4,629	15,591	23,418
Impact of intra-entity IP transfers (2)	112,483	(6,737)	93,250	(25,011)
Non-GAAP income tax expense	$38,271	$35,726	$192,547	$176,756

GAAP effective income tax rate	(45.9)%	21.5%	9.6%	24.8%
Non-GAAP effective income tax rate	19.6%	17.7%	20.5%	20.7%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2023, and previously in 2021 and 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers.

Non-GAAP earnings per share reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands, except per share data)
Numerator:
GAAP net income	$253,586	$137,735	$792,566	$540,159
Non-GAAP gross profit adjustments (1)	3,667	7,502	27,331	74,836
Non-GAAP selling, general and administrative expenses adjustments (2)	17,917	18,236	34,523	60,740
Tax effect of non-GAAP adjustments (3)	(117,998)	2,108	(108,841)	1,593
Non-GAAP net income	$157,172	$165,581	$745,579	$677,328
Denominator:
GAAP weighted average common shares outstanding - basic	60,543	61,747	61,386	61,220
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	434	754	566	786
GAAP weighted average common shares outstanding - diluted	60,977	62,501	61,952	62,006

GAAP net income per common share:
Basic	$4.19	$2.23	$12.91	$8.82
Diluted	$4.16	$2.20	$12.79	$8.71

Non-GAAP net income per common share:
Basic	$2.60	$2.68	$12.15	$11.06
Diluted	$2.58	$2.65	$12.03	$10.92
(1) See ‘Non-GAAP gross profit and gross margin reconciliation’ above for more information.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2024:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	25%
Non-GAAP adjustments, primarily related to capital investments to support growth (1)	less than 1%
Non-GAAP operating margin	25%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	22%
Non-GAAP adjustments associated with amortization of intellectual property (2)	(4)%
Non-GAAP effective tax rate	18%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$11.40 to $11.85
Non-GAAP adjustments, primarily related to capital investments to support growth and amortization of intellectual property (1)(2)	$0.65
Non-GAAP diluted earnings per share	$12.05 to $12.50
(1) For the full year 2024, we expect to incur $10 million in costs primarily related to capital investments to support growth and to be primarily in cost of goods sold
(2) In the fourth quarter of 2023, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated first quarter "adjusted operating margin" and "adjusted diluted earnings per share" represents non-GAAP financial measures that exclude or otherwise have been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking non-GAAP financial measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. Similarly, we are unable to reconcile long-term net leverage and long-term adjusted operating margin to their nearest U.S. GAAP measures without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of the special and other non-core items. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, and GEOGRAPHY

	Three Months Ended December 31,		Year Ended December 31,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2023	2022	2023	2022	Q4 2023-2022	Full Year 2023-2022	Q4 2023-2022	Full Year 2023-2022
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$134,884	$142,177	$652,943	$644,215	(5.1)%	1.4%	(5.1)%	1.5%
Direct-to-consumer	336,392	314,744	1,124,942	1,000,441	6.9%	12.4%	6.9%	12.6%
Total North America (2)	471,276	456,921	1,777,885	1,644,656	3.1%	8.1%	3.1%	8.3%
International:
Wholesale	171,572	145,052	840,594	733,087	18.3%	14.7%	19.4%	16.3%
Direct-to-consumer	89,609	64,004	394,475	281,382	40.0%	40.2%	36.6%	41.5%
Total International	261,181	209,056	1,235,069	1,014,469	24.9%	21.7%	24.6%	23.2%
Total Crocs Brand	$732,457	$665,977	$3,012,954	$2,659,125	10.0%	13.3%	9.9%	14.0%

Crocs Brand:
Total Wholesale	$306,456	$287,229	$1,493,537	$1,377,302	6.7%	8.4%	7.3%	9.3%
Total Direct-to-consumer	426,001	378,748	1,519,417	1,281,823	12.5%	18.5%	12.0%	19.0%
Total Crocs Brand	732,457	665,977	3,012,954	2,659,125	10.0%	13.3%	9.9%	14.0%
HEYDUDE Brand:
Total Wholesale	103,748	142,954	566,937	574,140	(27.4)%	(1.3)%	(27.7)%	(1.3)%
Total Direct-to-consumer	123,892	136,231	382,456	321,720	(9.1)%	18.9%	(9.1)%	18.9%
Total HEYDUDE Brand (3)	227,640	279,185	949,393	895,860	(18.5)%	6.0%	(18.7)%	6.0%
Total consolidated revenues	$960,097	$945,162	$3,962,347	$3,554,985	1.6%	11.5%	1.5%	12.0%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new reportable operating segment. Therefore, the amounts shown above for the year ended December 31, 2022 represent results during the partial period from the acquisition date of February 17, 2022 through December 31, 2022 (the “Partial Period”). The vast majority of HEYDUDE Brand revenues are derived from North America.

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES

Digital sales, which includes sales through our company-owned website, third-party marketplaces, and e-tailers (which are reported in our wholesale channel), as a percent of total revenues, by operating segment were:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Digital sales as a percent of total revenues:
Crocs Brand	42.0%	42.3%	36.6%	37.6%
HEYDUDE Brand (1)	54.2%	51.6%	41.8%	38.5%
Total	44.8%	45.1%	37.9%	37.8%
(1) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new reportable operating segment. Therefore, the amounts shown above for the year ended December 31, 2022 represent results during the Partial Period.

Direct-to-consumer (“DTC”) comparable sales for the Crocs Brand are as follows:

	Constant Currency (1)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Direct-to-consumer comparable sales: (2)
Crocs Brand	10.7%	18.5%	15.5%	15.0%
HEYDUDE Brand (3)	(14.2)%	N/A	3.6%	N/A
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened.
(3) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. As such, in the three months ended and year ended December 31, 2022, we did not disclose DTC comparable sales for the HEYDUDE Brand.